EXHIBIT 99.1

Consolidated Balance Sheets
December 31, 2017 and December 31, 2016
(in thousands)

	2017	2016
	(unaudited)
Assets
Real estate investments at cost:
Land, building and improvements	$10,578,430	$4,752,621
Properties in development	314,391	180,878
	10,892,821	4,933,499
Less: accumulated depreciation	1,339,771	1,124,391
	9,553,050	3,809,108
Investments in real estate partnerships	386,304	296,699
Net real estate investments	9,939,354	4,105,807

Cash and cash equivalents	49,381	17,879
Accounts receivable, net	66,586	31,418
Straight line rent receivables, net	88,596	69,823
Notes receivable	15,803	10,481
Deferred leasing costs, net	80,044	69,000
Acquired lease intangible assets, net	478,826	118,831
Trading securities held in trust, at fair value	31,655	28,588
Goodwill	331,884	—
Other assets	63,588	37,079
Total assets	$11,145,717	$4,488,906

Liabilities and Equity
Liabilities:
Notes payable	$2,971,715	$1,363,925
Unsecured credit facilities	623,262	278,495
Total notes payable	3,594,977	1,642,420

Accounts payable and other liabilities	234,272	138,936
Acquired lease intangible liabilities, net	537,401	54,180
Tenants' security and escrow deposits	46,013	28,868
Total liabilities	4,412,663	1,864,404

Equity:
Stockholders' Equity:
Preferred stock	—	325,000
Common stock, $.01 par	1,714	1,045
Additional paid in capital	7,854,797	3,277,861
Accumulated other comprehensive loss	(6,289)	(18,346)
Distributions in excess of net income	(1,158,170)	(994,259)
Total stockholders' equity	6,692,052	2,591,301
Noncontrolling Interests:
Exchangeable operating partnership units	10,907	(1,967)
Limited partners' interest	30,095	35,168
Total noncontrolling interests	41,002	33,201
Total equity	6,733,054	2,624,502
Total liabilities and equity	$11,145,717	$4,488,906

These consolidated balance sheets should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

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